Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Titanium Metals Corporation (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, JoAnne A. Nadalin, Vice President and Corporate Controller, and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2.   the information  contained in the Quarterly Report fairly presents, in
          all  material  respects,   the  financial   condition  and  result  of
          operations of the Company




February 28, 2003


/s/ JoAnne A. Nadalin
JoAnne A. Nadalin
Vice President and Corporate Controller
Principal Financial Officer